Exhibit 10.14

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

Addendum 2 to Land Lease Agreement

This addendum dated March 22nd, 2021 ("Addendum Date") to Land Lease Agreement (“Agreement”) dated November 15th, 2019 between Norway Hash Technologies AS (“Customer”), a company existing under the laws of Norway with registration number [***] and Troll Housing AS ("Troll") a Norwegian corporation with registration number 911678608.

Background

Customer has contracted Troll to increase the capacity of a data center in Fræna municipality in Norway from 30MW to 67 MW and want Troll to provide required land for the 37MW expansion of the datacenter. THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the Parties agree this addendum as follows:

Purpose

Troll hereby agrees to lease to Customer land for the Datacenter installation at Klempertåsen in Hustadvika municipality for the Customer´s data center expansion called Molde-3 ([***]), Molde-4 ([***]) and Molde-5 ([***]) in total [***] additional capacity (“Land for Molde-3-4-5”) and Customer agrees pay land rent during the Term of the Agreement.

Location and specification of Land

Location of the Land for Molde-3-4-5 is Klempertåsvegen 1, 6440 Elnesvågen, Norway and is located adjacent to the existing 30MW datacenter (called Molde-1 and Molde-2), with power and cooling infrastructure for Antbox containers and corresponding 22kV-400V transformer stations. The datacenter is enclosed by fence and gates. The area contains an access road from a public road.

Land Rent

Price of the Land for Molde-3-4-5 rent is invoiced monthly and split in two factors:

Monthly Rent 1: Land lease based on datacenter capacity.

[***] of monthly datacenter capacity (example: when [***] capacity is built, corresponding to [***] capacity in a 30-day month, [***] is invoiced for this month), plus

Monthly Rent 2: Land lease dependent on energy use

[***] per monthly amount of energy measured in kWh is used (example: when [***] is built, corresponding to [***] for a 30-day month, [***] is invoiced),

Note that this rent is in addition to the land lease for Molde-1 and Molde-2 as specified in Addendum 1.

Example: If power is turned off for Molde-3, Molde-4 and Molde-5 so no energy is consumed in a 30-day month, [***] is invoiced for land rent for this month. If power is turned on and [***] is used for the entire 30-day month, [***] is invoiced for Molde-5-6-7 for this month.

Starting time of new land rent

When the construction of the Data Center expansions (first Molde-3, then Molde-4 and Molde-5) is finished and delivered to Customer, and the expansion step pass the inspection before power-on, and the power grid company completes the corresponding 132-22kV transformer upgrade, Troll will start to invoice the land lease for the corresponding expansion.

Miscellaneous

This Addendum 2 shall be deemed to form part of the Agreement. Subject to the provisions of this Addendum, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Addendum to be duly executed and delivered by their respective authorized representatives as of the Addendum Date stated in the first paragraph.

For and on behalf of Customer	For and on behalf of Troll Housing AS

/s/ Wang Wenguang	/s/ Haakon Bryhni
Authorized Signature	Authorized Signature
Print Name: Wang Wenguang	Print Name: Haakon Bryhni
Date: March 22nd, 2021	Date: March 22nd, 2021

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